Exhibit A(3)(a)

PRINCIPAL UNDERWRITING AGREEMENT

THIS PRINCIPAL UNDERWRITING AGREEMENT effective the     th day of [            ] by and between THE BANK OF NEW YORK MELLON, as trustee on behalf of each unit investment trust that is a series of EQUINOX TRUST (each, a “Trust”), and EQUINOX GROUP DISTRIBUTORS, LLC (“EGD”).

WHEREAS, each Trust is offering shares of fractional undivided interests in its underlying investment portfolio (the “Units”); and

WHEREAS, each Trust is a unit investment trust registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Bank of New York Mellon (the “Trustee”) acts as trustee in respect of each Trust; and

WHEREAS, EGD is registered under the Securities Exchange Act, as a broker-dealer and acts as the sponsor and Depositor for each Trust; and

WHEREAS, each Trust and Trustee desire that EGD offer, as principal underwriter, the Units to the public through financial intermediaries and EGD is willing to provide such services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, each Trust and EGD hereby agree as follows:

1.	INTERPRETATION

It is understood and agreed that for ease of administration, a single document is being executed so as to enable the Trustee to enter into this Agreement on behalf of each respective entity listed on Schedule A hereto. The parties agree that this Agreement shall be treated as if it were a separate agreement with respect to each separate legal entity listed on Schedule A as if each such entity had executed a separate agreement naming only itself as a party to the agreement with EGD and that no entity listed on Schedule A shall have any liability under this Agreement for the obligations of any other entity so listed.

2.	APPOINTMENT OF EGD AND DELIVERY OF DOCUMENTS

(a)        The Trust hereby appoints EGD, and EGD hereby accepts such appointment, to act as principal underwriter and distributor of the Units for the period and on the terms set forth in this Agreement. In connection therewith, the Trust has delivered or caused to be delivered to EGD current copies of:

(i)        the respective Trust Agreement by and among EGD, as Depositor, the Trustee, as Trustee and Equinox Institutional Asset Management, LP, as Supervisor and Evaluator, in respect of the Trust (the “Trust Agreement”);

(ii)        the Trust’s current Registration Statement;

(iii)        the Trust’s notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)        the Trust’s current Prospectus (as currently in effect and as amended or supplemented, the “Prospectus”);

(b)        The Trust shall promptly furnish EGD with all amendments of or supplements to the documents referenced in the foregoing paragraph.

3.	NATURE OF DUTIES

(a)        EGD agrees to act as distributor of the Units and to use its best efforts to solicit orders to purchase Units and otherwise perform all duties and functions, which are necessary and proper for the distribution of the Units.

(b)        The rights given to EGD under this Agreement shall not apply to: (i) the reinvestment of dividends or other distributions in Units by the Trust’s unitholders; or (ii) any other offering by the Trust of securities to its unitholders

(c)        Notwithstanding the foregoing, EGD is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of the Trust. The Trust further understands and agrees that existing and future investors in the Trust may invest in shares of such other investment companies. The Trust agrees that the services that EGD provides to such other investment companies shall not be deemed in conflict with its duties to the Trust under this Agreement.

4.	OFFERING OF UNITS

(a)        Pursuant to the Trust Agreement, EGD shall have the right to deposit funds, securities or other property into the Trust and receive in return Units needed to fill unconditional orders for Units placed with EGD by selected dealers or selected agents (each as defined in Section 12 hereof) acting as agent for their customers’ or on their own behalf (such dealers and agents, the “Selling Brokers”). Units so received by EGD are to be sold by EGD to Selling Brokers in accordance with the terms of dealer agreements described in Section 8 of this Agreement.

(b)        EGD agrees to offer the Units for sale in accordance with the terms of the Trust Agreement and the Trust’s Registration Statement and Prospectus therefore then in effect.

(c)        EGD acknowledges that the Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Trustee, and no unitholder shall be entitled to the issuance of a certificate evidencing the Units owned by such unitholder. The only permitted registered holder of Units shall be through the Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in the Depository Trust Company. Should the Depository Trust Company cease to be the registered holder of Units, the Trustee may either (i) register Units in such names as Depository Trust Company shall direct or (ii) terminate the Trust in the manner provided in accordance with the Trust Agreement. In no case shall the Trustee be liable to any person for such termination.

(d)        No Units shall be offered by either EGD or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Units hereunder shall be accepted by EGD if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current Prospectus, as required by Section 10(b) of the Securities Act, as amended, is not on file with the SEC.

5.	REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

(a)        Any of the outstanding Units may be tendered for redemption at any time, and the Trust agrees to redeem Units so tendered in accordance with its obligations as set forth in the Trust Agreement and the Prospectus.

(b)        The Trust or its designated agent shall pay (i) the total amount of the Redemption Price as determined in accordance with the terms of the Trust Agreement, and (ii) except as may be otherwise required by FINRA Rules, any applicable deferred sales charges to EGD, in accordance with EGD’s instructions on or before the seventh calendar day (or such other earlier business day as is customary in the investment company industry) subsequent to the Trust or its agent having received the notice of redemption in proper form.

(c)        Not later than the Trustee’s close of business on the day of tender of a Unit for redemption by a unitholder other than EGD, the Trustee shall notify EGD of such tender. EGD shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase by the Trustee’s close of business the day on which such Unit was tendered for redemption. Such purchase shall be made by payment for such Unit by EGD to the unitholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such unitholder.

(d)        Pursuant to the terms of the Trust Agreement, Redemption of Units or payment therefore may be suspended (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which disposal by the Trust of any securities or other property is not reasonably practicable or it is not reasonably practicable to fairly determine the value of any securities or other property held in the Trust in accordance with the Trust Agreement; or (3) for such other period as the SEC may by order permit.

6.	REPRESENTATIONS OF EGD

(a)        As of the date first referenced above, EGD represents and warrants that it is (i) duly registered as a broker-dealer under the Securities Exchange Act, (ii) a member in good standing of FINRA and (iii) to the extent necessary to offer the Units, duly registered or otherwise qualified under the securities laws of any state or other jurisdiction. EGD agrees that it shall be responsible for performing its sales and underwriting obligations hereunder in continued compliance with FINRA Rules and federal and state securities laws and regulations.

(b)        Notwithstanding anything in this Agreement to the contrary, EGD makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 12 hereof, as to the availability of any Units to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

7.	DUTIES AND REPRESENTATIONS OF THE TRUST

(a)        The Trust will execute any and all documents, furnish any and all information and otherwise take any and all actions that may be reasonably necessary to register or qualify Units for sale in such states as EGD may designate, and the Trust shall pay all fees and other expenses incurred in connection with such registration or qualification.

(b)        The Trust agrees to cooperate with EGD and provide reports as necessary to maintain appropriate licensing and qualifications for the registered representatives of EGD or any Selling Broker and to report to EGD any complaints, arbitrations, litigation or any other material matter that may affect a registered representative’s registration status.

(c)        EGD may rely on and will be held harmless from relying on written instructions it receives from the Trustee in connection with the distributions contemplated by this Agreement.

(d)        The Trust represents and warrants to EGD that:

(i)        It is a statutory trust duly organized and existing and in good standing under the laws of the State of New York;

(ii)        It is empowered under applicable laws and by the Trust Agreement to enter into and perform this Agreement;

(iii)        All Units, when issued, shall be validly issued, fully paid and non-assessable;

(iv)        This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(v)        The performance by the Trust of its obligations hereunder does not and will not contravene any provision of the Trust’s Agreement and Prospectus.

(vi)        The Registration Statement is currently effective with respect to the Units; and

(vii)        All Units are properly registered in the states as required by applicable state laws;

8.	COMPENSATION AND EXPENSES

In consideration of the services provided by EGD hereunder, the Trust agrees to pay to EGD (i) any applicable sales charge (including creation and development fees) assessed upon investors in connection with the purchase of Units; and (ii) from the Trust, any applicable contingent deferred sales charge (“CDSC”) assessed upon investors in connection with the redemption of Units.

9.	SELECTED DEALER AND SELECTED AGENT AGREEMENTS

EGD shall have the right to enter into selected dealer agreements with securities dealers of its choice (“selected dealers”) and selected agent agreements with depository institutions and other financial intermediaries of its choice (“selected agents”) for the sale of Units and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents. Selected dealers and selected agents shall resell Units at the public offering price(s) set forth in the Prospectus relating to the Units. Within the United States, EGD shall offer and sell Units only to selected dealers that are members in good standing of FINRA.

10.	EFFECTIVENESS AND DURATION

(a)        This Agreement may be terminated by either party hereto upon 60 days’ prior written notice to the other party.

(b)        This Agreement may be terminated upon written notice of one party to the other party hereto in the event of bankruptcy or insolvency of such party to which notice is given.

(c)        This Agreement may be terminated at any time upon the mutual written consent of the parties hereto.

(d)        This Agreement will automatically and immediately terminate in the event of its “assignment.”

(e)        EGD agrees to notify the Trustee immediately upon the event of EGD’s expulsion or suspension by FINRA. This Agreement will automatically and immediately terminate in the event of EGD’s expulsion or suspension by FINRA.

11.	DISASTER RECOVERY

EGD shall maintain disaster recovery procedures in effect making reasonable provisions for the storage and retrieval of information maintained in EGD’s possession.

12.	DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

(a)        “FINRA” means the Financial Industry Regulatory Authority, Inc.

(b)        “FINRA Rules” means the Constitution, By-Laws, and Rules of Fair Practice of FINRA and any interpretations thereof.

(c)        “Prospectus” means the current prospectus of the Trust, as currently in effect and as amended or supplemented.

(d)        “Registration Statement” means the Fund’s Registration Statement on Form N-8B-2 and Form S-6 and all amendments thereto filed with the SEC.

(e)        “SEC” means the U.S. Securities and Exchange Commission.

(f)        “Securities Act” means the Securities Act of 1933, as amended.

(g)        “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)        “1940 Act” means the Investment Company Act of 1940, as amended.

All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Trust Agreement.

13.	NOTICES

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:	To EGD:
Equinox Trust c/o The Bank of New York Mellon 2 Hanson Place, 12th Floor, Brooklyn, New York 11217	Equinox Group Distributors, LLC Attn: Legal Counsel 47 Hulfish St., Suite 510, Princeton, NJ 08542

14.	DISTINCTION OF TRUSTS

Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Trust are separate and distinct from the assets and liabilities of each other Trust and that no Trust shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

15.	MISCELLANEOUS

(a)        No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

(b)        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

(c)        This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)        The parties may execute this Agreement or any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)        If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)        In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g)        EGD shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by EGD or its affiliates.

(h)        Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration in the State of New York, in accordance with the rules then obtaining of FINRA, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(i)        Section and paragraph headings used in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(j)        Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of the Trust are separate and distinct from the assets and liabilities of any other series of Equinox Trust and that the Trust shall not be liable or be charged for any debt, obligation or liability of any other series of Equinox Trust.

(k)        Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

EQUINOX TRUST, SERIES [ ]

By: Bank of New York Mellon, as Trustee

By:
Name:
Title:

EQUINOX GROUP DISTRIBUTORS, LLC

By:
Name:
Title:

SCHEDULE A

List of Trusts